Exhibit 99.4

Aon Corporation

Segments - Year-to-date Continuing Operations

	Twelve Months Ended
(millions)	Dec. 31, 2004	Dec. 31, 2003 (1)	Percent Change	Less: Currency Impact	Less: Acquisitions, Divestitures & Transfers	Less: All Other (2)	Organic Revenue Growth (3)
	(Revised)
Revenue
Risk and insurance brokerage services
Risk management and insurance brokerage - Americas	$2,308	$2,294	1%	1%	—%	—%	—%
Risk management and insurance brokerage - International	2,357	2,074	14	9	1	1	3
Reinsurance brokerage and related services	861	873	(1)	4	—	(1)	(4)
Claims services	212	352	(40)	—	(27)	—	(13)
Total risk and insurance brokerage services	5,738	5,593	3	4	(1)	—	—
Consulting
Benefits, compensation, management and communications consulting	949	898	6	4	—	1	1
Human resource outsourcing	298	287	4	3	3	(1)	(1)
Total consulting	1,247	1,185	5	4	1	(1)	1
Insurance underwriting
Accident & health and life	1,721	1,594	8	4	—	8	(4)
Warranty, credit and property & casualty	1,429	1,289	11	3	—	2	6
Total insurance underwriting	3,150	2,883	9	4	—	4	1

Corporate and other	109	125	(13)	N/A	N/A	N/A	N/A

Intersegment revenues	(72)	(68)	N/A	N/A	N/A	N/A	N/A
Total	$10,172	$9,718	5%	4%	(1)%	2%	—%

Investment income (included in Revenue above)
Risk and insurance brokerage services	$83	$70	19%
Consulting	3	2	50
Insurance underwriting, including deposit-type contracts	129	115	12
Corporate and other	109	125	(13)
Total	$324	$312	4%

Income (loss) from continuing operations before income tax and minority interest
Risk and insurance brokerage services	$629	$848	(26)%
Consulting	105	110	(5)
Insurance underwriting	254	196	30
Corporate and other	(108)	(23)	N/A
Total	$880	$1,131	(22)%

Income from continuing operations before income tax - margins
Risk and insurance brokerage services	11.0%	15.2%
Consulting	8.4%	9.3%
Insurance underwriting	8.1%	6.8%
Total	8.7%	11.6%

(1)          Certain amounts relating to discontinued operations have been reclassified to conform to the 2004 presentation.

(2)          Includes the impact of investment income, reimbursable expenses, adjustment between written and earned premium and fees in insurance underwriting only, and unusual items.

(3)          Organic revenue growth excludes the impact of foreign exchange, acquisitions, divestitures, transfers and items described in (2).  Written premiums and fees are the basis for organic revenue growth within the Insurance Underwriting segment.